Exhibit 13

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Gilat Satellite Networks Ltd., a company organized under the laws of the State of Israel (the “Company”), does hereby certify that the Annual Report on Form 20-F for the year ended December 31, 2008 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Amiram Levinberg
Amiram Levinberg
Chief Executive Officer
April 7, 2009

/s/ Ari Krashin
Ari Krashin
Chief Financial Officer
April 7, 2009